Exhibit 3.180

ARTICLES OF INCORPORATION

OF

US SPRINT COMMUNICATIONS COMPANY OF NEW HAMPSHIRE

THE UNDERSIGNED, ACTING AS INCORPORATOR(S) OF A CORPORATION UNDER THE NEW HAMPSHIRE BUSINESS CORPORATION ACT, ADOPT(S) THE FOLLOWING ARTICLES OF INCOR-PORATION FOR SUCH CORPORATION:

FIRST: The name of the corporation is	US Sprint Communications Company of New Hampshire, Inc.
(Note 1)

SECOND: The period of its duration if such period is other than perpetual:	Perpetual

THIRD: The corporation is empowered to transact any and all lawful business for which corporations may be incorporated under RSA 293-A and the principal purpose or purposes for which the corporation is organized are:

To provide telecommunications services, including long distance, intercity telephone and other communication services including, without limitation, voice communication, transmission of data, facsimile, teleprinter and other signals; to provide telecommunications consulting and management service; to buy, rent, lease, operate, construct or otherwise acquire telecommunications switching devices, computer related or otherwise; and to buy, rent, lease, operate, construct or otherwise acquire intercity and intracity telecommunications facilities.

To engage in the transaction of any or all lawful business for which corporations may be incorporated under the New Hampshire Business Corporation Act.

[if more space is needed, attach additional sheet(s)]

FOURTH: The aggregate number of shares which the corporation shall have authority to issue is: 1,000  $1.00 par

FIFTH: The capital stock will be sold or offered for sale within the meaning of RSA 421-B. (New Hampshire Securities Act)

SIXTH: Provisions, if any, for the limitation or denial of preemptive rights:          See Attached Page 2A

SEVENTH: Provisions for the regulation of the internal affairs of the corporation are: The corporation shall, to the fullest extent permitted by the provisions of the New Hampshire Business Corporation Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said provisions from and against any and all of the expenses, liabilities or other matters referred to in or covered by said provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any ByLaw, agreement, resolution of disinterested directors, resolution adopted by the shareholders entitled to vote thereon after notice, or otherwise, both as to action in his official capacity and as to action in another capacity while holding office, and shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the heirs, executors and administrators of that person.

EIGHTH: Provision eliminating or limiting personal liability of directors or officers:

The personal liability of the directors of the corporation is eliminated to the fullest extent permitted by the provisions of the New Hampshire Business Corporation Act, as the same may be amended and supplemented.

NINTH: The address of the initial registered office of the corporation is	14 Centre Street, Concord, New Hampshire 03301
and the name of its initial registered agent at such address is	Mayland H. Morse, Jr.

TENTH: The number of directors constituting the initial board of directors of the corporation is   3  , and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

Name	Address
Ronald T. LeMay	8140 Ward Parkway, Kansas City, MO 64114
A. K. Wnorowski	8140 Ward Parkway, Kansas City, MO 64114
Jonathan Sox	8140 Ward Parkway, Kansas City, MO 64114

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ELEVENTH: The name and address of each incorporator is:

Name	Address
A. K. Wnorowski	8140 Ward Parkway, Kansas City, MO 64114

Dated	September 11	, 1989
/s/ A. K. Wnorowski
A. K. Wnorowski

Incorporator(s)

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ARTICLES OF INCORPORATION
OF
US SPRINT COMMUNICATIONS COMPANY OF NEW HAMPSHIRE, INC.

SIXTH: Provisions, if any, for the limitation or denial of preemptive rights:

No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all such shares, bonds, securities or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations, and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

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CONSENT TO USE OF NAME

KNOW ALL MEN BY THESE PRESENTS that the undersigned entity, US Sprint Communications Company Limited Partnership, a Delaware Limited Partnership, whose General Partner is US Telecom, Inc., a Kansas Corporation, and whose Limited Partners are GTE Communications Services Incorporated, a Delaware Corporation, and UCOM, Inc., a Missouri Corporation, hereby grants consent to use of the name “US Sprint Communications Company of New Hampshire, Inc.,” by said corporation which is being organized in the state of New Hampshire for purposes of conducting general telecommunications business as stated in its Articles of Incorporation dated   September 11, 1989, and whose sole shareholder is US Sprint Communications Company Limited Partnership.

US SPRINT COMMUNICATIONS
COMPANY LIMITED PARTNERSHIP,
a Delaware Limited Partnership,

BY:	US TELECOM, INC., General
Partner

By:	/s/ Don A. Jensen
Name:	Don A. Jensen
Title:	Secretary
ATTEST:

/s/ Michael T. Hyde
Name:	Michael T. Hyde
Title:	Assistant Secretary
GTE COMMUNICATIONS SERVICES
INCORPORATED, a Limited Partner,

		By:	/s/ Eugene E. Mulhern
		Name:	Eugene E. Mulhern
		Title:	Vice President

ATTEST:

/s/ Marianne Drost
Name:	Marianne Drost
Title:	Secretary
UCOM, INC., a Limited Partner

		By:	/s/ Don A. Jensen
		Name:	Don A. Jensen
		Title:	Secretary
ATTEST:

/s/ Michael T. Hyde
Name:	Michael T. Hyde
Title:	Assistant Secretary

 ARTICLES OF AMENDMENT
to the
ARTICLES OF INCORPORATION
OF
US Sprint Communications Company of New Hampshire, Inc.

PURSUANT TO THE PROVISIONS OF SECTION 61 OF THE NEW HAMPSHIRE BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT TO ITS ARTICLES OF INCORPORATION::

FIRST: The name of the corporation is	US Sprint Communications Company of New Hampshire, Inc.

SECOND: The following amendment to the Articles of Incorporation was adopted by the shareholder (Note 1) of the corporation on February 25, 1992, in the manner prescribed by the New Hampshire Business Corporation Act: (Insert Amendments)

That Article FIRST of the Articles of Incorporation of the Corporation be amended so the name of the Corporation is and shall be “Sprint Communications Company of New Hampshire, Inc.”

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THIRD: The number of shares of the corporation outstanding at the time of such adoption was 1,000; and the number of shares entitled to vote thereon was 1,000

FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows: (Note 2)

Class	Number of Shares

FIFTH: The number of shares voted for such amendment was 1,000; and the number of shares voted against such amendment was   0  .  (Note 2)

SIXTH: The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was: (Note 2)

Class	Number of Shares voted
	For	Against

SEVENTH: The manner in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected is as follows: (Note 3)

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EIGHTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital, expressed in dollars, as changed by such amendment, are as follows: (Note 2)THIRD: The corporation is empowered to transact any and all lawful business for which corporations may be incorporated under RSA 293-A and the principal purpose or purposes for which the corporation is organized are:

Dated April 27, 1992

US Sprint Communications Company
	of New Hampshire, Inc.	(Note 4)
	By /s/ B. A. Bianchino	(Note 5)
Signature of its Vice President
B.A. Bianchino
Print or type name
	and /s/ Peggy Grant-Cobb	(Note 5)
Signature of its Assistant Secretary
Peggy Grant-Cobb
Print or type name
Notes:	1.	Change to “board of directors” if no shares have been issued.
2.	If inapplicable, omit.
3.	This article may be omitted if the subject matter is set forth in the amendment or if it is inapplicable.
4.	Exact corporate name of corporation adopting the Articles of Amendment.
5.	Signatures and titles of officers signing for the corporation. Must be signed by President or Vice-President and Secretary or Assistant Secretary.
6.
If amendment increases the authorized stock, include fee according to schedule under RSA 293-A:136 II less amount previously paid in for original authorization and prior increases, provided however that the minimum fee shall be $30.00.

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